Exhibit 2.7.1
                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is dated as of October 9, 1996 and is by and among Unison HealthCare Corporation, a Delaware corporation ("Parent"), Arkansas, Inc., a Colorado corporation ("Arkansas"), David A. Kremser, an individual resident in Colorado ("Mr. Kremser") and John D. Filkoski, an individual resident in Colorado ("Mr. Filkoski"), and relates to the Agreement and Plan of Merger dated as of August 2, 1996 by and among Parent, Arkansas, Mr. Kremser and Mr. Filkoski (the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, as provided for in Sections 7.13 and 8.7 of the Agreement, Parent, Arkansas, Mr. Kremser and Mr. Filkoski initially anticipated that Parent would enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 as a condition to Closing; and

         WHEREAS, Parent will actually enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,350,000; and

         WHEREAS, pursuant to Section 11.9 of the Agreement, Parent, Arkansas, Mr. Kremser and Mr. Filkoski desire to amend the Agreement to reflect the revised purchase price for RehabWest, Inc.

         NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         Section 1. Section 7.13 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         Section 2. Section 8.7 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to Agreement and Plan of Merger as of the date first written above.


         UNISON HEALTHCARE CORPORATION



By:      /S/ Paul J. Contris
         ---------------------------
         Paul J. Contris
         Executive Vice President



         ARKANSAS, INC.



By:      /s/ David A. Kremser
         ---------------------------
         David A. Kremser
         President



         DAVID A. KREMSER



         /S/ David A. Kremser



         JOHN D. FILKOSKI



         /S/ John D. Filkoski

                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is dated as of October 9, 1996 and is by and among Unison HealthCare Corporation, a Delaware corporation ("Parent"), Cornerstone Care, Inc., a Colorado corporation ("Cornerstone"), David A. Kremser, an individual resident in Colorado ("Mr. Kremser") and John D. Filkoski, an individual resident in Colorado ("Mr. Filkoski"), and relates to the Agreement and Plan of Merger dated as of August 2, 1996 by and among Parent, Cornerstone, Mr. Kremser and Mr. Filkoski (the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, as provided for in Sections 7.13 and 8.7 of the Agreement, Parent, Cornerstone, Mr. Kremser and Mr. Filkoski initially anticipated that Parent would enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 as a condition to Closing; and

         WHEREAS, Parent will actually enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,350,000; and

         WHEREAS, pursuant to Section 11.9 of the Agreement, Parent, Cornerstone, Mr. Kremser and Mr. Filkoski desire to amend the Agreement to reflect the revised purchase price for RehabWest, Inc.

         NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         Section 1. Section 7.13 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         Section 2. Section 8.7 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to Agreement and Plan of Merger as of the date first written above.


         UNISON HEALTHCARE CORPORATION



By:      /S/ Paul J. Contris
         ----------------------------------
         Paul J. Contris
         Executive Vice President



         CORNERSTONE CARE, INC.



By:      /S/ David A. Kremser
         ----------------------------------
         David A. Kremser
         President



         DAVID A. KREMSER



         /S/ David A. Kremser
         ----------------------------------


         JOHN D. FILKOSKI



         /S/ John D. Filkoski
         ----------------------------------

                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is dated as of October 9, 1996 and is by and among Unison HealthCare Corporation, a Delaware corporation ("Parent"), Douglas Manor, Inc., a Colorado corporation ("Douglas Manor"), David A. Kremser, an individual resident in Colorado ("Mr. Kremser") and John D. Filkoski, an individual resident in Colorado ("Mr. Filkoski"), and relates to the Agreement and Plan of Merger dated as of August 2, 1996 by and among Parent, Douglas Manor, Mr. Kremser and Mr. Filkoski (the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, as provided for in Sections 7.13 and 8.7 of the Agreement, Parent, Douglas Manor, Mr. Kremser and Mr. Filkoski initially anticipated that Parent would enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 as a condition to Closing; and

         WHEREAS, Parent will actually enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,350,000; and

         WHEREAS, pursuant to Section 11.9 of the Agreement, Parent, Douglas Manor, Mr. Kremser and Mr. Filkoski desire to amend the Agreement to reflect the revised purchase price for RehabWest, Inc.

         NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         Section 1. Section 7.13 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         Section 2. Section 8.7 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to Agreement and Plan of Merger as of the date first written above.


         UNISON HEALTHCARE CORPORATION



By:      /S/ Paul J. Contris
         ----------------------------------
         Paul J. Contris
         Executive Vice President



         DOUGLAS MANOR, INC.



By:      /S/ David A. Kremser
         ----------------------------------
         David A. Kremser
         President



         DAVID A. KREMSER



         /S/ David A. Kremser
         ----------------------------------


         JOHN D. FILKOSKI



         /S/ John D. Filkoski
         ----------------------------------

                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is dated as of October 9, 1996 and is by and among Unison HealthCare Corporation, a Delaware corporation ("Parent"), Safford Care, Inc., a Colorado corporation ("Safford Care"), David A. Kremser, an individual resident in Colorado ("Mr. Kremser") and John D. Filkoski, an individual resident in Colorado ("Mr. Filkoski"), and relates to the Agreement and Plan of Merger dated as of August 2, 1996 by and among Parent, Safford Care, Mr. Kremser and Mr. Filkoski (the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, as provided for in Sections 7.13 and 8.7 of the Agreement, Parent, Safford Care, Mr. Kremser and Mr. Filkoski initially anticipated that Parent would enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 as a condition to Closing; and

         WHEREAS, Parent will actually enter into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,350,000; and

         WHEREAS, pursuant to Section 11.9 of the Agreement, Parent, Safford Care, Mr. Kremser and Mr. Filkoski desire to amend the Agreement to reflect the revised purchase price for RehabWest, Inc.

         NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         Section 1. Section 7.13 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         Section 2. Section 8.7 of the Agreement is amended by replacing the term "$5,500,000" with the term "$5,350,000."

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to Agreement and Plan of Merger as of the date first written above.


         UNISON HEALTHCARE CORPORATION



By:      /S/ Paul J. Contris
         ----------------------------------
         Paul J. Contris
         Executive Vice President



         SAFFORD CARE, INC.



By:      /S/ David A. Kremser
         ----------------------------------
         David A. Kremser
         President



         DAVID A. KREMSER



         /S/ David A. Kremser
         ----------------------------------


         JOHN D. FILKOSKI



         /S/ John D. Filkoski
         ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                           DATED AS OF MARCH 17, 1997

                                     TO FOUR
                         AGREEMENTS AND PLANS OF MERGER
                                      AMONG
                          UNISON HEALTHCARE CORPORATION
                                DAVID A. KREMSER
                                       AND
                                JOHN D. FILKOSKI
                                       AND
                                     EACH OF
                                 ARKANSAS, INC.
                             CORNERSTONE CARE, INC.
                               DOUGLAS MANOR, INC.
                               SAFFORD CARE, INC.
                         EACH DATED AS OF AUGUST 2, 1996


Background

         The parties have entered into those certain Agreements and Plans of Merger dated as of August 2, 1996 (the "Original Agreements") pursuant to which each of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. (the "S Corporations") merged with and into a wholly owned subsidiary of Unison HealthCare Corporation on or about October 31, 1996. Because the financial results of the S Corporations were not and could not be known with certainty at the time of the merger, the Original Agreements provided that the Equity Adjustment Amount, as defined therein, would be determined and would be paid to the party or parties entitled thereto pursuant to the Equity Adjustment Procedure, all as more fully described in Sections 2.9 and 2.10 of the Original Agreements.

         The parties have now determined that the net Equity Adjustment Amount for the S Corporations is $1,053,010. The parties intended that this amount would be paid in immediately available funds. The parties now desire to amend the Original Agreements to provide that the Equity Adjustment Amount will be paid in the form of one or more promissory notes in substantially the form of
Exhibit X hereto. To accomplish the foregoing intent, the parties agree as set forth below.

Agreement

         1. Equity Adjustment Amount. The parties hereby agree that the net Equity Adjustment Amount under the Original Agreements is $1,053,010.

         2.       Amendment to Section 2.10(b). The parties hereby agree that
                  Section 2.10(b) of each of the Original Agreements shall be amended by deleting the second sentence thereof in its entirety and inserting therefor the following: "Payments may be made either in immediately available funds or by one or more promissory notes of Parent in form and substance reasonably acceptable to the Company and the Warranting Shareholders."

         3. Ratification of Original Agreements. Each of the Original Agreements, as amended hereby, is hereby ratified and affirmed in all other respects.

         IN WITNESS WHEREOF, and pursuant to Section 11.9 of each of the Original Agreements, the parties have executed this Amendment No. 1 as of the date set forth above.

                                           UNISON HEALTHCARE
                                            CORPORATION


                                           By: /s/Phillip R. Rollins
                                               ---------------------------------
                                           Name: Phillip R. Rollins
                                           Title: EVP/COO

                                           ARKANSAS, INC.
                                           CORNERSTONE CARE, INC.
                                           DOUGLAS MANOR, INC.
                                           SAFFORD CARE, INC.


                                           By:  /S/ David Kremser
                                               ---------------------------------
                                           Name:  David Kremser
                                           Title: President

                                           DAVID A. KREMSER


                                           By: /S/ David A. Kremser
                                               ---------------------------------
                                           David A. Kremser, Personally

                                           JOHN D. FILKOSKI


                                           By: /S/ John D. Filkoski
                                               ---------------------------------
                                           John D. Filkoski, Personally


                                      -10-